Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 16, 2023, is entered into by and among HILLEVAX, INC., a Delaware corporation (“HilleVax” or the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (each, a “Lender” and collectively, “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, “Agent”).

A.
Borrower, Lenders and Agent are parties to that certain Loan and Security Agreement dated as of April 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date of this Amendment, the “Loan Agreement”).
B.
Borrower, Lenders and Agent have agreed to certain amendments to the Loan Agreement upon the terms and conditions more fully set forth herein.
SECTION 1
Definitions; Interpretation.
(a)
Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement (as amended by this Amendment).
(b)
Rules of Construction. The rules of construction in Section 1.2 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2
Amendment to the Loan Agreement.
(a)
Upon satisfaction of the conditions set forth in Section 3 hereof, the Loan Agreement is hereby amended as follows:
(i)
New Definition. The following defined term is hereby added to Section 1.1 of the Loan Agreement in proper alphabetical order:

“First Amendment Effective Date” means June 16, 2023.

(ii)
Additional New Definitions. The following defined terms are hereby added to Section 1.2 of the Loan Agreement in proper alphabetical order:

Defined Term	Section
“Tranche I-A Advances”	2.1(a)(i)(A)
“Tranche I-B Advance”	2.1(a)(i)(B)
“Tranche I-C Advance”	2.1(a)(i)(C)

(iii)
The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated as follows:

“Performance Milestone I Date” means the date on which the Agent receives evidence reasonably satisfactory to Agent that Borrower has collected net proceeds of no less than $150,000,000 in Cash (excluding any conversion of existing notes, share repurchases, or other holdbacks or discounts) from consideration from a Qualified IPO on a national US exchange, any other issuance by HilleVax of its Equity Interests, and/or upfront considerations under business development transactions, in each case, as measured at the time made and without adjustment for subsequent changes in value, payable for the fair market value of the sale, issuance or contribution and any other property received in connection with such sale, issuance or contribution, and paid by any Person that is not a Loan Party or an Affiliate thereof (such Cash amount constituting the “Qualified Equity Raise Net Proceeds”); provided, however, that the Performance Milestone I Date must occur on or before March 31, 2023. As of the First Amendment Effective Date, the parties hereto agree that the Performance Milestone I Date has occurred.

“Performance Milestone II Date” means the date on which the Agent receives evidence reasonably satisfactory to Agent that each of the following events have occurred: (a) the Performance Milestone I Date; (b) Borrower has announced the HIL-214 Vaccine Trial will continue without material adverse modification after completion of a planned interim safety and immunogenicity analysis on the first 200 evaluable patients in the HIL-214 Vaccine Trial; and (c) Borrower has announced the completion of its patient enrollment on the HIL-214 Vaccine Trial, which for the avoidance of doubt shall involve the enrollment of approximately 3000 or more patients in the HIL-214 Vaccine Trial; provided, however, that the Performance Milestone II Date must occur on or before March 31, 2023. As of the First Amendment Effective Date, the parties hereto agree that the Performance Milestone II Date has occurred.

(iv)
Section 2.1(a). Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Term Commitment.

(i)
Tranche I.
(A)
Prior to the First Amendment Effective Date, Lenders severally (and not jointly) made, and Borrower drew, Term Loan Advances in an aggregate principal amount of $15,000,000 (the “Tranche I-A Advances”).
(B)
Subject to the terms and conditions of this Agreement, on the First Amendment Effective Date, Lenders shall severally (and not jointly) make, and Borrower agrees to draw, a Term Loan Advance of $10,000,000 (the “Tranche I-B Advance”).
(C)
Subject to the terms and conditions of this Agreement, beginning on December 1, 2023 until May 31, 2024 (or such earlier date if Lenders elect in their sole discretion), Borrower may request, and Lenders shall severally (and not jointly) make, one Term Loan Advance of Five Million Dollars ($5,000,000) (the “Tranche I-C Advance”, and together with the Tranche I-A Advances and the Tranche I-B Advance, collectively, the “Tranche I Advances” and each, a “Tranche I Advance”).

(ii)
Tranche II. Subject to the terms and conditions of this Agreement, beginning on December 1, 2023 until May 31, 2024 (or such earlier date if Lenders elect in their sole discretion), Borrower may request, and Lenders shall severally (and not jointly) make, one or more additional Term Loan Advances in minimum increments of $5,000,000 (or if less than $5,000,000, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(ii)) in an aggregate principal amount of up to $20,000,000 (such Term Loan Advances, the “Tranche II Advances”).
(iii)
Tranche III. Subject to the terms and conditions of this Agreement, at any time on or after the Performance Milestone III Date until the earlier of (i) June 15, 2024 and (ii) 30 days following the Performance Milestone III Date, Borrower may request, and Lenders shall severally (and not jointly) make, one or more additional Term Loan Advances in minimum increments of $5,000,000 (or if less than $5,000,000, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(iii)) in an aggregate principal amount up to $25,000,000 (such Term Loan Advances, the “Tranche III Advances”).”
(v)
Section 2.1(b). Section 2.1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request to Agent at least five (5) Business Days before the Advance Date, other than the Term Loan Advance to be made on the Closing Date or the First Amendment Effective Date, which shall be at least one (1) Business Day before the Advance Date. Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.”

(b)
Schedule. Schedule 1.1 to the Loan Agreement is hereby amended and restated as set forth in Schedule 1.1 attached hereto.
(c)
References Within Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder”, or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment. This Amendment shall be a Loan Document.
SECTION 3
Conditions of Effectiveness. The effectiveness of this Amendment shall be subject to Agent’s receipt of the following documents, in form and substance satisfactory to Agent, or as applicable, the following conditions being met (such date of satisfaction of all such conditions precedent, the “First Amendment Effective Date”):
(a)
this Amendment, duly executed by Agent, Lenders and Borrower;
(b)
Borrower shall have paid the Agent (on behalf of the Lenders) an amendment fee in an amount of $200,000;
(c)
Borrower shall have executed and delivered to Agent an Advance Request in the principal amount of Ten Million Dollars ($10,000,000), in accordance with Section 4.2(a)(i) of the Loan Agreement, as amended by this Amendment;

(d)
Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 7(d), and (ii) all other fees, costs and expenses, if any, due and payable as of the date hereof under the Loan Agreement; and
(e)
as of the date hereof, immediately after giving effect to the amendments of the Loan Agreement contemplated hereby:
(i)
the representations and warranties contained in Section 4 shall be true and correct on and as of the date hereof as though made on and as of such date; and
(ii)
there exist no Events of Default or events that with the passage of time would result in an Event of Default.
SECTION 4
Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further, that to the extent such representations and warranties by their terms expressly relate only to an earlier date such representations and warranties shall be true and correct as of such earlier date, and (b) that no Event of Default has occurred and is continuing; (c) that there has not been and there does not exist a Material Adverse Effect; (d) Lenders have and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Lenders, pursuant to the Loan Documents or otherwise granted to or held by Lenders; (e) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (f) the execution, delivery and performance of this Amendment by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues. For the purposes of this Section 4, each reference in Section 5 of the Loan Agreement to “this Agreement”, and the words “hereof”, “herein”, “hereunder”, or words of like import in such Section, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
SECTION 5
Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY

SECTION 6
Performance Milestone II Date. As of the date hereof, Borrower, Agent and Lenders acknowledge and agree that the Performance Milestone II Date is deemed to have occurred.
SECTION 7
Miscellaneous.
(a)
Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.
(i)
Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.
(ii)
Borrower hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Loan Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement, including without limitation any Term Loan Advances funded on or after the First Amendment Effective Date, as of the date hereof, and with effect from (and including) the First Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Loan Agreement, as amended by this Amendment, and the other Loan Documents, and (4) agrees that the Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.
(iii)
This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and the Lenders) security titles to or other liens on any Collateral for the Secured Obligations.
(b)
Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender unless Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.
(c)
No Reliance. Borrower hereby acknowledges and confirms to Agent and Lenders that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(d)
Costs and Expenses. Borrower agrees to pay to Agent on the date hereof the reasonable and documented out-of-pocket costs and expenses of Agent and each Lender party hereto, and the reasonable and documented fees and disbursements of counsel to Agent and each Lender party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof.
(e)
Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.
(f)
Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(g)
Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
(h)
Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(i)
Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(j)
Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

HILLEVAX, INC.

Signature:	/s/ Shane Maltbie
Print Name:	Shane Maltbie
Title:	Chief Financial Officer

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[Signature Page to First Amendment to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Associate General Counsel

LENDERS:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Associate General Counsel

HERCULES CAPITAL IV, L.P.

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Capital, Inc., its Manager

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Associate General Counsel

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Associate General Counsel

[Signature Page to First Amendment to Loan and Security Agreement]

HERCULES PRIVATE CREDIT
FUND 1 L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Associate General Counsel

[Signature Page to First Amendment to Loan and Security Agreement]

SCHEDULE 1.1

COMMITMENTS

LENDER	TRANCHE I COMMITMENT	TRANCHE II COMMITMENT	TRANCHE III COMMITMENT	TERM COMMITMENT
Hercules Capital IV, L.P.	$20,000,000	$0	$0	$20,000,000
Hercules Private Global Venture Growth Fund I L.P.	$3,000,000	$2,000,000	$2,500,000	$7,500,000
Hercules Private Credit Fund 1 L.P.	$3,000,000	$2,000,000	$2,500,000	$7,500,000
Hercules Capital, Inc.	$4,000,000	$16,000,000	$20,000,000	$40,000,000
TOTAL COMMITMENTS	$30,000,000	$20,000,000	$25,000,000	$75,000,000